UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013 (September 30, 2013)

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PRAXAIR, INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-11037	06-1249050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

39 Old Ridgebury Road
Danbury, CT 06810-5113
(Address of principal executive offices)

(203) 837-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On September 30, 2013, Praxair, Inc. (the “Company”) entered into a Commitment Increase Agreement  pursuant to Section 2.21 of the Credit Agreement dated July 26, 2011 among the Company, the eligible subsidiaries referred to therein, the lenders listed therein, Bank of America, N.A., as Administrative Agent, Citibank, N.A. and HSBC Bank USA, National Association, as Syndication Agents (the “Credit Agreement”). Under the Commitment Increase Agreement, the aggregate amount of commitments under the Credit Agreement were increased from $1,750,000,000 to $2,000,000,000.  Currently, the Company has no amounts drawn under the Credit Agreement.

The foregoing description of the Commitment Increase Agreement is a summary and is qualified in its entirety by the terms and provisions of the Commitment Increase Agreement filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01.        Financial Statements and Exhibits.

(d)  Exhibit.  The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Commitment Increase Agreement, dated as of September 30, 2013, among the Company, the lenders party thereto, the issuing lenders referred to therein and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2013

PRAXAIR, INC. By: /s/ James T. Breedlove James T. Breedlove Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Commitment Increase Agreement, dated as of September 30, 2013, among the Company, the lenders party thereto, the issuing lenders referred to therein and Bank of America, N.A., as Administrative Agent.